DAG MEDIA, INC.

                        INCENTIVE STOCK OPTION AGREEMENT

                             As of ________________

      DAG Media, Inc., a New York corporation (the "Company"), pursuant to
Section 6 of the Company's 1999 Stock Option Plan As Amended (the "Plan"), hereby grants to _____________ (the "Optionee") an incentive stock option to purchase a total of ________ shares of the Company's Common Stock, par value $ ___________ per share ("Common Stock"), at the fair market value of the Common Stock on the date of grant of this option granted on _______________ and per the terms and conditions set forth herein and in the Plan. This option is intended to be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

      1.    Duration.

            (a)   This option was granted as of the date first above written.

            (b) This option shall expire five (5) years from the date hereof (the "Termination Date").

      2.    Price.

            The per share exercise price of this option is ____, being not less than the fair market value on the date hereof _____).

      3.    Qualification as Incentive Stock Option.

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            Those options that do not meet the criteria of incentive stock options, as defined in Section 422 of the Code, are non-qualified stock options, subject to Section 83 of the Code.

      4.    Written Notice of Exercise.

            This option, to the extent it is exercisable as provided in Section 10 herein, may be exercised only by delivering to the Secretary of the Company, at its principal office within the time specified in Paragraph 1 hereof or such shorter time as is otherwise provided for herein, a written notice of exercise substantially in the form describe in Section 10.

      5.    Anti-Dilution Provisions.

            (a) If there is any stock dividend or recapitalization resulting in a stock split, or combination or exchange of shares of Common Stock of the Company, the number of shares of Common Stock then subject to this option shall be proportionately and appropriately adjusted; no change shall be made in the aggregate purchase price to be paid for all shares subject to this option, but the aggregate purchase price shall be allocated among all shares subject to this option after giving effect to the adjustment; provided, that any fractional shares resulting from any such adjustment shall be eliminated.

            (b) If there is any other change in the Common Stock of the Company, including recapitalization, reorganization, sale or exchange of


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                  assets, exchange of shares, offering of subscription rights, or a merger or consolidation in which the Company is the surviving corporation, an adjustment, if any, shall be made in the shares then subject to this option as the Company's Board of Directors the ("Board") or the Compensation Committee of the Board (the "Committee") may deem equitable. Failure of the Board or the Committee to provide for an adjustment pursuant to this subparagraph prior to the effective date of any Company action referred to herein shall be conclusive evidence that no adjustment is required in consequence of such action.

            (c) If the Company is merged into or consolidated with any other corporation, or if it sells all or substantially all of its assets to any other corporation, then either (i) the Company shall cause provisions to be made for the continuance of this option after such event, or for the substitution for this option of an option covering the number and class of securities and/or cash or other property which the Optionee would have been entitled to receive in such merger or consolidation by virtue of such sale if the Optionee had been the holder of record of a number of shares of Common Stock of the Company equal to the number of shares covered by the unexercised portion of this option; provided, only that the excess of the aggregate fair market value of the shares subject to the options immediately after such substitution over the purchase price


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                  thereof is not more than the excess of the aggregate fair
                  market value of the shares subject to such options immediately before such substitution over the purchase price thereof, or
                  (ii) the Company shall give the Optionee written notice of its election not to cause such provision to be made and this option shall become exercisable in full (or, at the election of the Optionee, in part) at any time during a period of ten
                  (10) days, to be designated by the Company, ending not more than ten (10) days prior to the effective date of the merger, consolidation or sale, in which case this option shall not be exercisable to any extent after the expiration of such ten
                  (10) day period. In no event, however, shall this option be exercisable after the Termination Date.

      6.    Investment Representation and Legend of Certificates.

            The Optionee agrees that until such time as a registration statement under the Securities Act of 1933, as amended, becomes effective with respect to the option and/or the stock, the Optionee is taking this option and will take the stock underlying this option, for investment and not for resale or distribution. The Company shall have the right to place upon the face of any stock certificate or certificates evidencing shares issuable upon the exercise of this option such legend as the Board on the Committee may prescribe for the purpose of preventing disposition of such shares in violation of the Securities Act of 1933, as amended.


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      7.    Non-Transferability.

            This option shall not be transferable by the Optionee other than by will or by the laws of descent and distribution, and is exercisable during the lifetime of the Optionee only by the Optionee.

      8.    Certain Rights Not Conferred by Option.

            The Optionee shall not, by virtue of holding this option, be entitled to any rights of a stockholder in the Company.

      9.    Expenses.

            The Company shall pay all original issue and transfer taxes with respect to the issuance and transfer of shares of Common Stock of the Company pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith.

      10.   Exercise of Options

            (a) This option shall become exercisable in accordance with its terms, in ________________________ shares per installment.

            (b) This option shall be exercisable by written notice of such exercise, in the form prescribed by the Board or the Committee, to the Secretary of the Company, at its principal office. The notice shall specify the number of shares for which the option is being


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                  exercised (which number, if less than all of the shares then subject to exercise, shall be 100 or a multiple thereof) and shall be accompanied by payment (i) in cash or by check of the amount of the full purchase price of such shares or (ii) in such other manner as the Board or the Committee shall deem acceptable.

            (c) No shares shall be delivered upon exercise of any option until all laws, rules and regulations which the Board or the Committee may deem applicable have been complied with. If a registration statement under the Securities Act of 1933, as amended, is not then in effect with respect to the shares issuable upon such exercise, the Company may require as a condition precedent that the person exercising the option give the Company a written representation and undertaking, satisfactory in form and substance to the Board or the Committee, that such person is acquiring the shares for their own account for investment and not with a view to the distribution thereof.

            (d) The person exercising an option shall not be considered a record holder of the stock so purchased for any purpose until the date on which such person is actually recorded as the holder of such stock in the records of the Company.

            (e) This option shall be exercisable only so long as the Optionee shall continue to be an employee of the Company and within the three month period after the date of termination of his employment to


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

                  the extent it was exercisable on the day prior to the date of termination. Notwithstanding the foregoing, in no event shall this option be exercisable after the Termination Date.

            (f) Notwithstanding the provisions of Section 10 (e) above, in the event the Optionee is unable to continue his employment with the Company as a result of his total and permanent disability (as defined in Section 105(d)(4) of the Internal Revenue Code of 1986, as amended), he may, but only within twelve (12) months from the date of disability, exercise this option to the extent he was entitled to exercise it at the date of such disability. Notwithstanding the foregoing, in no event shall this option be exercisable after the Termination Date.

            (g) Notwithstanding the provisions of Section 10(e) above, in the event of death of the Optionee:

                  (i) during the term of this option who is at the time of his death an employee of the Company and who shall have been in Continuous Status (as defined in the Plan) as an employee since the date of grant of this option, this option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise this option by request or inheritance, but only to the extent of the right that would have accrued had the


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

                        Optionee continued living one (1) month after the date of death; or

                  (ii) within three (3) months after the termination of Continuous Status as an employee, this option may be exercised, at any time within three (3) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

                  (iii) Notwithstanding the provisions of this Section (g), in no event shall this option be exercisable after the termination Date.

      11.   Continued Employment.

            Nothing herein shall be deemed to create any employment agreement or guaranty of continued employment or limit in any way the Company's right to terminate Optionee's employment at any time.

                                                   DAG Media, Inc.


                                                   By: ________________________
                                                   Name:  Assaf Ran
                                                   Title: President

            Accepted as of the date
            First set forth above:

            ---------------------------


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                          STOCK OPTION GRANT AGREEMENT

                                   ----------

                                 Stock Optionee

                                 DAG MEDIA, INC.

      DAG Media, Inc., a New York corporation (the "Company"), pursuant to its 1999 Stock Option Plan As Amended (the "Plan") has this day granted to you, the optionee named above, an option to purchase _______ common shares, _____ par value per share (the "Common Shares") of the Company pursuant to the terms set forth herein and in the Plan. This option shall vest and shall be exercisable immediately. This option may not be exercised to purchase the Common Shares covered hereby after ________. This option is not intended to qualify and will not be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986 as amended ("the Code").

      The provisions of your option are as follows:

      I. (1) The per share exercise price of this option is ____ being not less than the fair market value of the Common Stock on the date of grant of this option.

            (2) Payment of the exercise price per share is due in full by certified check or bank cashier's check payable to the Company upon exercise of all or any part of the option, which is being exercised by you. However, if at the time of exercise, the Common Shares are publicly traded, payment of the exercise price may be made by delivery of already-owned Common Shares of a value equal to the exercise price of the Common Shares for which this option is being exercised. The already-owned shares must have been owned by you for the period required to avoid a charge to the Company's reported earnings (currently six (6) months but subject to change) and owned free and clear of all liens, claims, encumbrances or security interests. Payment may also be made by a combination of cash and already-owned Common Stock.

      II. The minimum number of shares with respect to which this option may be exercised at any one time is fifty (50), except:

            (1) if the number of shares vested is less than fifty (50), in which case, the number such vested shares shall be the minimum number of shares; and
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            (2)   with respect to the final exercise of this option, this
                  paragraph II shall not apply.

      III. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act of 1933, as amended (the "Act"), or, if such shares are not then so registered, the company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.

      IV. The term of this option commences on the date hereof and, unless sooner terminated as set forth below or in the Plan, terminates on the expiration date set forth above. This option shall terminate prior to the expiration of this term as follows: ninety (90) days after the termination of your directorship with the Company or an Affiliate of the Company (as defined in the Plan) for any reason or for no reason unless:

            (1) such termination of directorship is due to your permanent and total disability (within the meaning of Section 422(C)(6) of the Code), in which case the option shall terminate on the earlier of the termination date set forth herein or twelve
                  (12) months after your death; or
            (2) such termination of directorship is due to your death, in which case the option shall terminate on the earlier of the termination date set forth herein or twelve (12) months after your death; or
            (3) during any part of such ninety (90) day period, the option is not exercisable solely because of the condition set forth in paragraph IV above, in which event the option shall not terminate until the earlier of the termination date set forth herein or until it shall have been exercisable for an aggregate period of three (3) months after the termination of directorship; or
            (4) exercise of the option within (90) days after termination of your directorship with the Company or with an Affiliate would result in liability under Section 16(b) of the Securities Exchange Act of 1934, in which case the option will terminate on the earlier of : (i) the tenth (10th) day after the last date upon which exercise would result in such liability; or
                  (ii) six (6) months and ten (10) days after the termination of your directorship with the Company or an Affiliate.

      However, in any and all circumstances and except as to the extent the vesting schedule has been accelerated by the Company in its sole discretion during the term of this option or as a result of your permanent and total disability or death as provided in paragraphs V(1) or V(2) above, respectively, this option may be exercisable on the date of termination of directorship only as to that number of shares as to which it was exercisable on the date of termination of directorship

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      under the provisions of paragraph I of this Option. For purposes of this option, "termination of your directorship" shall mean the last date you are either an employee of the Company or an Affiliate or engaged as a consultant or director to the Company or an Affiliate.

            V. To the extent specified above, this option may be exercised by delivering a Notice of Exercise of Stock Option form, together with the exercise price to the Secretary of the Company or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to the Plan.

            VI. This option is not transferable, except by will or the laws of descent and distribution, and is exercisable during your life only by you.

            VII. This option is not an employment or service contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ or service of the Company, or of the Company to continue your employment or service with the Company.

            VIII. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified in the Option Notice or at such other address as you hereafter designate by written notice to the Company.

            IX. This option is subject to all the provisions of the Plan and its provisions are hereby made a part of this option, including, without limitation, the provisions of paragraph 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may, from time to time, be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option (including the Option Notice) and those of the Plan, the provisions of the Plan shall control.

      Date: _____________________

      ACKNOWLEDGED AND AGREED:          DAG MEDIA, INC.


      ______________________________    By:_____________________________________
                                        Assaf Ran, President